Exhibit 99.1

Muscle Maker, Inc. Posts Q3 and year-to-date 2022 Results

Growth Continues With Seven New Pokemoto Locations Opened, Operating Results Improve Year-Over-Year While Company Maintains Strong Cash Position

Fort Worth, Texas, November 10, 2022– Muscle Maker, Inc. (Nasdaq: GRIL), the parent company of Muscle Maker Grill restaurants, Pokemoto Hawaiian Poke and SuperFit Foods meal prep, today announced the posting of its third quarter 2022 financial results on November 10th for the three- and nine-months ending September 30, 2022.

Michael Roper, CEO of Muscle Maker, Inc., commented, “The recently posted year-to-date 2022 financial results compared to 2021 show a continued improvement in our operating metrics and profits as we focus on optimizing the Muscle Maker Grill brand and expanding Pokemoto. Our year-to-date operating profits, as a percentage of total revenue, improved 8%, even with inflationary pressures. While our year-to-date food and paper costs, as a percentage of restaurant sales, remained fairly consistent, we were able to reduce labor costs by roughly 6%, rent by 2% and other restaurant expenses by more than 2%. While we continue to see inflationary pressures, we believe that we have managed these expenses to date and continue to look for ways to improve operational and SG&A performance.

As we continue to manage performance of the corporate owned locations, we believe the key to our growth and performance is directly tied into growing the Pokemoto brand and leveraging the corporate teams background in growth through franchising. It’s one thing to sell franchise agreements which helps our overall cash flow, it’s even more important to get these locations open which drives high margin franchise royalty fee revenue into the system. There is a sales-to-grand-opening life cycle that each franchise location progresses through. This is from the initial contact, FDD disclosure timeframe, lease negotiation, buildout and training. Q3 marked the first Pokemoto franchise locations that passed through the entire life cycle. As we move forward, we intend to proceed with the sold locations continuing to move into open locations with the goal of further driving franchise royalty fee revenue. As a reminder, we generate initial franchise fees of up to $25,000 per franchise location upon signing the franchise agreement and then additional franchise royalty fee revenue of up to 6% of franchisee net sales each month once they are opened.”

The team continues to focus on operational performance through opening new corporate and franchise Pokemoto locations, transitioning underperforming Muscle Maker Grill locations to full Pokemoto locations or offering Pokemoto as an additional co-branded option with Muscle Maker Grill restaurant locations. Some additional Q3 highlights include:

●	Through Q3 we have 40 Muscle Maker Grill and Pokemoto restaurants open and operating
●	Through Q3 we have sold an additional 45 Pokemoto franchise agreements which are in various stages of the sales-to-grand-opening life cycle
●	Pokemoto is now open or coming soon in 14 states: Connecticut, Rhode Island, Texas, Florida, New York, Massachusetts, Tennessee, South Carolina, Virginia, Mississippi, Kansas, New Jersey, Maryland and Pennsylvania
●	Pokemoto franchises are now available to be sold in 48 states. In Q3 we added California, Illinois, Indiana, Maryland, Minnesota, North Dakota, South Dakota, Virginia and Washington. We are also able to sell in the District of Columbia and Puerto Rico.
●	Seven new Pokemoto locations opened in Q3
●	Expanded Superfit Foods pick up locations to 34
●	Rolled out Lobster Seafood Salad as a new protein option at Pokemoto (providing a lower food cost option)
●	Expanded franchise sales team
●	Completed the full transition of the accounting and finance teams moving offices and personnel to the new location near Fort Worth, TX
●	Integrated the Muscle Maker Grill meal plan menu into the Superfit Foods meal plan menu expanding consumer choices

Roper continued, “As of September 30, 2022, we had cash in excess of $11.6M which allows us the ability to both execute against our growth strategy but also keeps open the option of potential strategic acquisitions or partnerships. We believe we have positioned our company for growth in all facets and we look forward to a strong finish for 2022.”

About Muscle Maker, Inc.

Muscle Maker, Inc. is the parent company of “healthier for you” brands delivering high-quality healthy food options to consumers through traditional and non-traditional locations such as military bases, universities, delivery and direct to consumer ready-made meal prep options. Brands include Muscle Maker Grill restaurants, Pokemoto Hawaiian Poke and SuperFit Foods meal prep. Our menus highlight healthier versions of traditional and non-traditional dishes and feature grass fed steak, lean turkey, chicken breast, Ahi tuna, salmon, shrimp, tofu and plant-based options. For more information on Muscle Maker, Inc., visit www.musclemakergrill.com, for more information on Pokemoto visit www.pokemoto.com or for more information on SuperFit Foods visit www.superfitfoods.com.

About Muscle Maker Grill Restaurants

Muscle Maker Grill (www.musclemakergrill.com) features high quality, great tasting food, freshly prepared with proprietary recipes. The menu, created with the guest’s health in mind, is lean and protein based. It features all-natural chicken, grass fed steak, lean turkey, whole wheat pasta, wraps, bowls and more. It also offers a wide selection of fruit smoothies in a variety of assorted flavors, protein shakes and supplements.

About Pokemoto

Pokemoto (www.pokemoto.com) a Hawaiian Poke bowl concept known for its modern culinary twist on a traditional Hawaiian classic has open or coming soon locations in Connecticut, Massachusetts, Florida, Maryland,. Virginia, Rhode Island, New York, New Jersey, Pennsylvania, Tennessee, Texas, Mississippi, South Carolina and Kansas. Pokemoto offers contemporary flavors with fresh delectable ingredients that appeals to foodies, health enthusiasts, and sushi-lovers everywhere. Guests can choose from a list of signature bowls or be bold and build their own unique combination of a base, protein, various toppings and nine different sauces. Vegetarian options are available, and the bowl combinations are virtually limitless. The colorful dishes and modern chic dining rooms provide an uplifting dining experience for guests of all ages. Customers can dine in-store or order online via third party delivery apps for contactless delivery.

About SuperFit Foods

SuperFit Foods, LLC, (www.superfitfoods.com) is a fresh-prepared subscription-based meal prep company that prepares “healthier for you” ready to eat meals in a centrally located kitchen in Jacksonville, Florida. Customers choose from over 150 different meal plans focusing on specific dietary needs. Meals are delivered to company owned coolers located within gyms and wellness centers for customers to pick up after working out or during their everyday routines.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Muscle Maker Grill Marketing

marketing@musclemakergrill.com

Investor Relations:

IR@musclemakergrill.com